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                                                                    EXHIBIT 23.2

                CONSENT OF RESOURCE SERVICES INTERNATIONAL, INC.

May 28, 1999

    We hereby consent to the inclusion in the prospectus supplement, dated the date hereof, relating to the offer and sale of 2,500,000 shares of common stock, pursuant to the Registration Statement on Form S-3 (File No. 333-78203) of Evergreen Resources, Inc. (the "Company"), of our audit, dated February 12, 1999, of the estimates of the net proved oil and gas reserves of the Company and their present values, as of December 31, 1998, and all references to our firm therein.

                                RESOURCE SERVICES INTERNATIONAL, INC.

                                By:  /s/ Roland E. Blauer
                                     -----------------------------------------
                                     Name: Roland E. Blauer
                                     Title: President